                                                                    Exhibit 3(a)

              RESTATED CERTIFICATE OF INCORPORATION

                                 OF

     DEAN FOODS COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the corporation is DEAN FOODS COMPANY and the name under which the corporation was originally incorporated was DELAWARE DEAN FOODS COMPANY.

     The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State was April 1, 1968.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

     FIRST: The name of the corporation is

                               DEAN FOODS COMPANY

     SECOND: The address of its registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including but not limited to the purchase, sale, dealing in, manufacture, processing, cutting, storing and shipping of food products of all types.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 90,000,000 shares, all of which shall be of a par value of $1 per share, of which 80,000,000 shares shall be Common Stock and of which 10,000,000 shares shall be Preferred Stock.

     Each share of the Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the corporation upon all propositions before such meetings, including the election of directors of the corporation.

     The Preferred Stock may be issued from time to time in one or more series, each series consisting of as many shares as the Board of Directors shall determine, and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to fix and express for each series:

           (i) the voting powers, if any, of the holders of stock of such series;

           (ii) the rate per annum and the times and conditions upon which the holders of stock of such series shall be entitled to receive dividends, whether such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;


           (iii) the price or prices and the time or times and the manner in which the stock of such series shall be redeemable, if such stock is made redeemable;

           (iv) the rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution, or winding up of the corporation;

           (v) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                                      2

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           (vi) any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of the Certificate of Incorporation, as from time to time amended, and to the full extent now or hereafter permitted by the laws of Delaware.

     All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

     No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     FIFTH: The Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the corporation. By-laws of the corporation may also be made, altered, amended or repealed by the stockholders, but only by the affirmative vote of the holders of at least 80% of the outstanding stock of the corporation entitled to vote (which percentage shall not be increased by the by-laws of the corporation). The affirmative vote of the holders of at least 80% of-the outstanding stock of the corporation entitled to vote shall be required to amend, alter or repeal this Article FIFTH.

     SIXTH: Election of directors need not be by written ballot unless the by-laws so provide.

     SEVENTH: The number of directors of the corporation shall be fixed by the by-laws and may be altered from time to time as may be provided therein, but in no event shall the number of directors of the corporation be less than three nor more than twelve. At the annual election of directors to be held at the annual meeting of stockholders in 1973, the directors to be


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


elected by the holders of all classes of stock entitled to vote therein shall be divided into three classes, as nearly equal in number as practicable, the term of office of those of the first class to expire at the first annual meeting of stockholders after their election, the term of office of those of the second class to expire at the second annual meeting of stockholders after their election, and the term of office of those of the third class to expire at the third annual meeting of stockholders after their election. At each annual meeting held after such classification and election to be held in 1973, the directors elected to succeed those whose terms expire shall be elected for a term of office to expire at the third annual meeting of stockholders after their election. The affirmative vote of the holders of at least 80% of the outstanding stock of the corporation entitled to vote shall be required to amend, alter or repeal this Article SEVENTH. In no event shall the number of directors of any class exceed four.

     EIGHTH: I. The affirmative vote of the holders of at least 80% of the Voting Shares of the corporation, voting as a single class, shall be required to authorize, adopt, approve or carry out:

           (A) any agreement or plan of merger or consolidation of this corporation to which a Related Entity or an affiliate of a Related Entity is a party;

           (B) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the corporation or of any other person in a transaction to which a Related Entity or an affiliate of a Related Entity is a party; or

           (C) any issuance or delivery by the corporation of its Voting Shares to a Related Entity or an affiliate of a Related Entity.

     II. The affirmative vote required by Item I shall be in addition to any vote of the stockholders of the corporation otherwise required.

     III. The provisions of Item I shall not apply to any transaction specified therein if:

           (A) such transaction would not otherwise require a vote of stockholders;

           (B) the Board of Directors shall have approved, by resolution, a memorandum of understanding substantially consistent with such transaction prior to the time any party to such transaction became a Related Entity or an affiliate of a Related Entity; or

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
           (C) each party to such transaction other than the corporation is a corporation of which at least a majority of the outstanding voting shares are owned of record or beneficially by the corporation and its subsidiaries.

     IV. The Board of Directors shall have the power and duty to determine, for the purposes of this Article EIGHTH, on the basis of the information known to it: (A) whether another party to any transaction specified in Item I is a Related Entity or an affiliate of a Related Entity, and (B) whether the memorandum of understanding referred to in Item III is substantially consistent with a transaction. Any such determination made in good faith shall be conclusive.

     V. The term "Related Entity" means any person who beneficially owns, directly or indirectly, or has the right to acquire (whether pursuant to agreement or upon exercise of conversion rights, warrants or options or otherwise) 5% or more of the Voting Shares (considered as a single class) of the corporation, the holders of which are entitled to vote on a transaction specified in Item I. A person shall be deemed to beneficially own (in addition to any other shares beneficially owned, directly or indirectly, by such person) any Voting Shares owned by any affiliate of such person, any shares which such person or any affiliate of such person has the right to vote or to direct the voting and any Voting Shares with respect to which such person or any affiliate of such person has any agreement, arrangement or understanding with any other person or persons concerning the acquisition, holding, disposition or voting of such shares. Any stockholder action by consent shall be deemed to be a stockholders' vote. The term "Voting Shares" means shares the holders of which at the time are entitled to vote in the election of a majority of the directors. The term "person" means an individual, corporation, partnership, association, joint stock company, joint venture, trust, voting trust, business trust, unincorporated organization, or other entity. The term "affiliate of a Related Entity" means any person who directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Related Entity.

     VI. The affirmative vote of the holders of at least 80% of the Voting Shares of the corporation shall be required to amend, alter or repeal this Article EIGHTH.

     NINTH: No action may be taken by the stockholders of the corporation without a meeting unless a consent in writing, setting forth the action so taken, shall be signed by the holders of at least 80% of the outstanding stock of the corporation entitled to vote. The affirmative vote of the holders of at least 80% of the outstanding stock of the corporation entitled to vote shall be required to amend, alter or repeal this Article NINTH.


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 TENTH: Special meetings of the stockholders of the corporation may be called, and may only be called, by the Chairman of the Board or the President or, as hereinafter provided, by the Secretary. The Secretary shall call special meetings of the stockholders at the written request of either:

           (i) a majority of the Board of Directors or

           (ii) the holders of at least 80% of the outstanding stock of the corporation entitled to vote.

     Any such request of the Board of Directors or the stockholders shall be signed by the persons requesting such meeting and addressed to the Secretary, shall state the purpose or purposes for which the meeting is to be called and shall include such additional information concerning the persons requesting the meeting and the purpose or purposes for the meeting as may be necessary to prepare any materials required by applicable law in connection with the meeting. The affirmative vote of the holders of at least 80% of the outstanding stock of the corporation entitled to vote shall be required to amend, alter or repeal this Article TENTH.

     ELEVENTH: No person who was or is a director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to the corporation or its stockholders shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. For purposes of this Article, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the corporation" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.


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
     Any repeal or modification of the foregoing provisions of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The foregoing provisions shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

     TWELFTH: Section 1. Each person who was or is a party or is threatened to be made a party to or is involved, including involvement as a witness, in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he (i) is or was or has agreed to become a director or officer of the corporation or (ii) is or was serving or has agreed to serve (at or during such time as such individual is or was a director or officer of the corporation) as an employee, agent or fiduciary of the corporation or, at the request of the corporation, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted by such person in any such capacity, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Article, the corporation's by-laws or any agreement with the corporation) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding and any appeal thereof, and such indemnification shall continue as to any such person who has ceased to be a director or officer of the corporation and shall inure to the benefit of any such person's heirs, executors and administrators, if in each case such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding or any appeal thereof by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.



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


     Section 2. Each person who was or is a party or is threatened to be made a party to or is involved, including involvement as a witness, in any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he (i) is or was or has agreed to become a director or officer of the corporation or (ii) is or was serving or has agreed to serve (at or during such time as such individual is or was a director or officer of the corporation) as an employee, agent or fiduciary of the corporation or, at the request of the corporation, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted by such person in any such capacity, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense (including attorneys' fees and amounts expended in seeking indemnification granted to such person under applicable law, this Article, the corporation's by-laws or any agreement with the corporation) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding and any appeal thereof, and such indemnification shall continue as to any such person who has ceased to be a director or officer of the corporation and shall inure to the benefit of any such person's heirs, executors and administrators, if in each case such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     Section 3. To the extent that any person referred to in Section 1 or 2 of this Article has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding and any appeal thereof referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against all expense (including attorneys' fees and amounts expended in seeking indemnification granted to such person under applicable law, this Article, the corporation's by-laws or any agreement with the corporation) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person referred to in Section 1 or 2 is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in the by-laws of the corporation) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

     Section 5. Expenses incurred by any person referred to in Section 1 or 2 of this Article in defending a civil or criminal action, suit or proceeding and any appeal thereof shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding and any appeal thereof upon receipt by the corporation of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 6. If a claim for indemnification (including an advancement of expenses) under Section 1 or 2 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit in any court of competent jurisdiction against the corporation to recover the unpaid amount of the claim and, if the claimant is successful in establishing his right to indemnification (or advancement of expenses), in whole or in part, in any such action (or settlement thereof), he shall be entitled to be paid by the corporation the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any, has been tendered to the corporation) that the indemnitee has not met the applicable standard of conduct described in
Section 1 or 2.

     Section 7. Any person serving as a director or officer of another corporation, partnership, joint venture or other enterprise, a majority of whose equity interests are owned by the corporation (a "subsidiary"), directly or through one or more other subsidiaries, shall be conclusively presumed to be serving in such capacity at the request of the corporation.

     Section 8. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee,

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


agent or fiduciary of another entity at the request of the corporation, shall be conclusively presumed to have relied on the rights to indemnification (including advancement of expenses) contained in this Article TWELFTH in entering or continuing such service. The rights contained in this Article shall apply to claims made against a person arising out of acts or omissions which occurred prior to the adoption hereof as well as those which occur after such adoption.

     Section 9. The rights conferred on any person in Sections 1 or 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any law, provision of the Company's Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 10. All rights to indemnification and advancement of expenses provided by this Article shall be deemed to be a contract between the corporation and each person referred to in Section 1 or 2 at any time while this
Article is in effect. Any repeal or modification of this Article, or any repeal or modification of the relevant provisions of the Delaware General Corporation Law or any other applicable law, shall not in any way diminish any rights of indemnification or advancement of expenses to such person or the obligations of the corporation.

     Section 11. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or fiduciary of the corporation or, if at the request of the corporation, of any other corporation, partnership, joint venture, trust or other enterprise or entity, including employee benefit plans, against any expense, liability or loss, whether or not the corporation would have power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 12. The Board of Directors is authorized to enter into a contract with any director, officer, employee, agent or fiduciary of the corporation, or any person serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Article TWELFTH.

     Section 13. The Board of Directors may, by resolution, extend the provisions of this Article pertaining to indemnification and advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee, agent or fiduciary of the corporation, or is or was serving or has agreed to serve at the request of the corporation




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
as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (notwithstanding that such individual may not be or have been or have ever agreed to become a director or officer of the corporation).

     Section 14. The invalidity or unenforceability of any provision of this Article shall not affect the validity or unforceability of the remaining provisions of this Article.

     THIRTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     FOURTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision now or hereafter contained in this Restated Certificate of Incorporation, and to add new provisions, in the manner now or hereafter prescribed by statute; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors and officers pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

     4. This Restated Certificate of Incorporation was duly adopted by the

Board of Directors in accordance with Section 245 of the General Corporation

Law of the State of Delaware.

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


     IN WITNESS WHEREOF, DEAN FOODS COMPANY has caused this certificate to be signed by Howard M. Dean, its President, and attested by William D. Fischer, its Secretary, this 28th day of January, 1988.

                                                 DEAN FOODS COMPANY

                                                 By: /s/ Howard M. Dean
                                                     ------------------------
                                                     Howard M. Dean
                                                     President


ATTEST:

By: /s/ William D. Fischer
    ------------------------
        William D. Fischer
        Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                     FILED 10:00 AM 10/05/1998
                                                         981386196 - 0675421

                               STATE OF DELAWARE
,
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DEAN FOODS COMPANY


     DEAN FOODS COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the

"Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting duly held July 24, 1998, duly adopted a resolution, filed with the minutes of the Board, proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

           RESOLVED, that in the opinion of the Board of Directors, it is advisable that the Certificate of Incorporation of the Corporation be amended as follows:

           The first sentence of article "FOURTH" shall be amended in its entirety to read as follows:

           "The total number of shares of all classes of stock which the corporation shall have authority to issue is 160,000,000 shares, all of which shall be of a par value of $1 per share, of which 150,000,000 shares shall be Common Stock and of which 10,000,000 shares shall be Preferred Stock."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of

Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William R. McManaman, its Vice President - Finance and Chief

Financial Officer and attested by Eric A. Blanchard, its Vice President and

Secretary, this 29th day of September, 1998.

                                         DEAN FOODS COMPANY

                                         By: /s/ William R. McManaman
                                             ---------------------------------
                                             William R. McManaman
                                             Vice President - Finance and
                                             Chief Financial Officer




ATTEST:

/s/ Eric A. Blanchard
-----------------------------------------------
ERIC A. BLANCHARD, Vice President and Secretary



SUBSCRIBED and SWORN to before
me this 29th day of September, 1998.

/s/ Betty J. Zabratanski
-------------------------------------         OFFICIAL SEAL
Betty J. Zabratanski,  Notary Public          BETTY J. ZABRATANSKI
My Commission Expires 2/26/99                 NOTARY PUBLIC, STATE OF ILLINOIS
                                              MY COMMISSION EXPIRES: 02/26/99